CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated December 12, 2025, included in this Post-Effective Amendment No. 187 on the Registration Statement (Form N-1A, File No. 333-56881) of Voya Equity Trust (the “Registration Statement”).

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

December 10, 2025